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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-190696) pertaining to the Amended and Restated CDRT Holding Corporation Stock Incentive Plan and Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan of our report dated March 14, 2014, with respect to the consolidated financial statements and schedule of Envision Healthcare Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Denver, Colorado
March 14, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm